UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by one member and appointed Bernadette Connaughton as an independent director, effective immediately. Ms. Connaughton has been designated as a class I director to serve in accordance with the Company’s By-Laws until the Company’s 2023 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal, or resignation.  Ms. Connaughton was also appointed to the Organization, Leadership and Compensation Committee of the Board.

Ms. Connaughton was previously employed by Bristol-Myers Squibb in various roles from 1983 to 2017, most recently serving as President Intercontinental, including China, Latin America, Central and Eastern Europe and the Middle East. She currently serves on the Board of Directors of Halozyme Therapeutics, Inc., a public biotechnology company, Syneos Health, Inc., a public contract research organization, and Zealand Pharma A/S, a public biotechnology company. She also serves on the Board of Trustees of the Boys and Girls Club of Mercer County, New Jersey, and is a mentor for the Healthcare Businesswomen’s Association and Women in Bio Boardroom Ready Program. She was previously a member of the Board of Directors of Visterra, Inc. She received her B.A. from Johns Hopkins University and her M.B.A. from The Wharton School, University of Pennsylvania.

In accordance with the Company’s director compensation policy, Ms. Connaughton will receive (i) annual cash compensation of $40,000 as a member of the Board and $5,000 for service on the Organization, Leadership and Compensation Committee, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 24,732 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to her continued service on the Board.  Ms. Connaughton has entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

There is no arrangement or understanding between Ms. Connaughton and any other person pursuant to which Ms. Connaughton was selected as a director. In addition, Ms. Connaughton is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	October 28, 2021	By:	/s/ Michelle Robertson
Michelle Robertson Chief Financial Officer